                                                                  Exhibit 10ii-3


                                TENTH AMENDMENT
                                       TO
                 AMERITECH MANAGEMENT SUPPLEMENTAL PENSION PLAN


         RESOLVED, that pursuant to the authority granted to this Committee, the Ameritech Management Supplemental Pension Plan (the "Supplemental Plan"), is hereby amended by adding the following as Supplement A to the Supplemental Plan, effective as of the date or dates indicated therein:

                                 "SUPPLEMENT A
                                       TO
                 AMERITECH MANAGEMENT SUPPLEMENTAL PENSION PLAN

         Anything in the Supplemental Plan to the contrary notwithstanding, (A) any Eligible Employee (as that term is defined in Supplement G of the Pension
Plan) who terminates employment between September 24, 1991 and December 30, 1991, who is eligible for a deferred vested pension under Paragraph 1(b) of
Section 4 of the Pension Plan and who elects under Subsection 3.5 of the Supplemental Plan to receive his supplemental pension benefits under the Supplemental Plan in a lump sum, or (B) any Eligible Employee (as that term is defined in Supplement G of the Pension Plan) who retires between December 15, 1991 and December 30, 1991, who is eligible for a service pension under Paragraph 1(a) of Section 4 of the Pension Plan and who elects under Subsection
3.5 of the Supplemental Plan to receive his supplemental pension benefits under the Supplemental Plan in a lump sum, shall be entitled to make such election in writing under Subsection 3.5 of the Supplemental Plan no later than December 10, 1991, in lieu of the election date or dates otherwise specified with respect to such Eligible Employee in Subsection 3.5 of the Supplement Plan."